EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report, dated March 20, 2001, included in this Form 10-KSB in the previously filed Registration Statement of Capco Energy, Inc. and subsidiaries on Form S-8 (File No. 333-39668, effective June 19, 2000).


/s/ Stonefield Josephson, Inc.
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Stonefield Josephson, Inc.
Santa Monica, California
April 16, 2001